EXHIBIT 10.19

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Amendment”) is entered into as of October 7, 2014, by and between Principal Solar, Inc., a Delaware corporation (the “Company”), and Steuben Investment Company II, L.P., a Delaware limited partnership (“Holder”). Each of Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Registration Rights Agreement as of June 14, 2013 (the “Registration Rights Agreement”);

WHEREAS, the Parties agreed to certain amendments to the Registration Rights Agreement and other matters related thereto pursuant to a Letter Agreement (the “Letter Agreement”), dated June 14, 2013; and

WHEREAS, the Parties wish to formalize certain agreements previously made regarding amendments to the Registration Rights Agreement as set forth herein and for this Amendment to supersede the Letter Agreement in its entirety;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

Registration of Shares. The requirements of Section 1.1(a) and Section 1.1(b) of the Registration Rights Agreement shall be deemed satisfied if the Shelf Registration Statement is declared effective by the Commission by July 1, 2015 and registers at least 1,300,936 Shares held by Holder. This modification shall in no way limit any other registration rights held by Steuben, including, without limitation, those set forth in Articles 2 and 3 of the Registration Rights Agreement.

2.	Penalty. Section 1.4 of the Registration Rights Agreement shall be amended and restated in its entirety as follows:

“Subject to the Company’s ability to declare Suspension Periods in accordance with Section 1.3 with respect to clause (b) below, if (a) the Shelf Registration Statement registering at least 1,300,936 Shares of Steuben is not declared effective by the Commission by July 1, 2015, or (b) the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose (each such event referred to in clauses (a) and (b), a “Registration Default”; provided, however, that in the case of clause (b), such Registration Default shall be deemed not to have occurred and be continuing if such Registration Default is succeeded promptly by a post-effective amendment to the Shelf Registration Statement that cures such failure and that is itself declared effective within thirty (30) days), the Company will pay to Holder an amount equal to $216,000 (the “Penalty”).”

3.

Status of Letter Agreement. The terms of the Letter Agreement are of no further force or effect, including any amendment of the Registration Rights Agreement contained therein, and the terms of this Amendment shall supersede the Letter Agreement in its entirety.

4.	Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement.

5.	Miscellaneous.

a.

This Amendment, the Registration Rights Agreement and such other documents expressly referred to in the Registration Rights Agreement constitute the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment may not be amended except by a written instrument executed by each of the Parties. Except as expressly set forth herein, the Registration Rights Agreement remains in full force and effect.

b.

This Amendment shall be binding on and inure to the benefit of the Parties and their respective successors and assigns, although no Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party.

c.

This Letter Agreement may be executed in any number of counterparts and in .pdf or similar electronic format, each of which shall constitute an original and all of which shall constitute one and the same instrument.

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The Parties have executed this Amendment as of the date first set forth above.

COMPANY:

PRINCIPAL SOLAR, INC.

BY:    /s/ Michael Gorton

NAME: Michael Gorton

TITLE: Chief Executive Officer

HOLDER:

STEUBEN INVESTMENT COMPANY II, L.P.

BY: RLH MANAGEMENT

BY:    /s/ Elizabeth A. Lund

NAME: Elizabeth A. Lund

TITLE: Vice President

BY: STEUBEN CO-GP, INC.

BY:     /s/ Elizabeth A. Lund

NAME: Elizabeth A. Lund

TITLE: Senior Vice President